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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Championship Auto Racing Teams, Inc. on Form S-8 of our report dated February 5, 1999, appearing in the Annual Report on Form 10-K of Championship Auto Racing Teams, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Detriot, Michigan
March 19, 1999